CASTLIGHT HEALTH, INC. SC TO-T

Exhibit 99(a)(1)(c)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Class A Common Stock and Class B Common Stock
of

CASTLIGHT HEALTH, INC.

at

$2.05 NET PER SHARE

Pursuant to the Offer to Purchase dated January [19], 2022
by

CARBON MERGER SUB, INC.,

an wholly-owned subsidiary of

VERA WHOLE HEALTH, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON FEBRUARY 16, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A Common Stock, par value $0.0001 per share (the “Class A Shares”). or Class B Common Stock, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), of Castlight Health, Inc., a Delaware corporation (“Castlight”), are not immediately available, (ii) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Co., LLC (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	If delivering by express mail, courier, or other expedited service:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

All Holders Call Toll-Free: (800) 937-5449

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Carbon Merger Sub, Inc., a Delaware corporation and an wholly-owned subsidiary of Vera Whole Health, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January [19], 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Shares”), and Class B Common Stock, par value $0.0001 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), as applicable, of Castlight Health, Inc., a Delaware corporation (“Castlight”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Class A Shares and Class B Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:, 2022
Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)
Area Code and Tel. No
(Daytime telephone number)
Signature(s):

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:

(Please type or print)
(Zip Code)	Title:

Area Code and Tel. No.:	Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.